SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

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                               FORM 8-K


                           CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  November 16, 2001


                      THE KRYSTAL COMPANY
                  -----------------------------
         (Exact name of registrant as specified in its charter)


    Tennessee               0-20040                 62-0264140
  ---------------     ---------------------      ------------------
   (State of          (Commission File No.)        (IRS Employer
   incorporation)                                Identification No.)


        One Union Square, Chattanooga, Tennessee  37402
    ----------------------------------------------------------
   (Address of principal executive offices, including zip code)


                             (423) 757-1550
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         (Registrant's telephone number, including area code)




















Item 5.  Other Events and Regulation FD Disclosure.

     On November 16, 2001, The Krystal Company (the "Company") announced that it has commenced a "Modified Dutch Auction" tender offer for up to $30,000,000 aggregate principal amount of its outstanding 10.25% Senior Notes due 2007.


Item 7.  Financial Statements and Exhibits.

              (a)     Not Applicable

              (b)     Not Applicable

              (c)     Exhibits

              No.     Description
             ---      -----------
              99      Press Release of the Company dated November 16, 2001.










SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 20, 2001                      THE KRYSTAL COMPANY

                                       /s/ Larry D. Bentley
                                      ---------------------
                                      Larry D. Bentley
                                      Vice President and
                                        Chief Financial Officer











EXHIBIT 99

Press Release Dated November 16, 2001
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THE KRYSTAL COMPANY ANNOUNCES
'MODIFIED DUTCH AUCTION' TENDER OFFER
FOR A PORTION OF ITS 10.25% SENIOR NOTES DUE 2007


     Chattanooga, TN, November 16, 2001 /BusinessWire/ -- The Krystal Company (the "Company") announced today that it has commenced a "Modified Dutch Auction" tender offer for up to $30,000,000 aggregate principal amount of its outstanding 10.25% Senior Notes due 2007.

     The Company is inviting holders to submit offers to sell notes, at a price determined by each holder, within a range of $600 to $650 per $1,000 principal amount upon the terms and conditions specified in the Invitation dated
November 16, 2001. Holders whose notes are accepted for purchase will also receive accrued and unpaid interest upon consummation of the tender offer.

     The tender offer will expire at 5:00 p.m., New York City time, on December 17, 2001, unless extended or earlier terminated (the "Expiration Date"). Tenders of notes may be made or withdrawn at any time prior to the Expiration Date. There is no condition that a minimum principal amount of notes be offered for sale pursuant to the Invitation.

     The Company is making the tender offer by way of a "Modified Dutch Auction" procedure. Under this procedure, the Company will accept notes offered for sale in the following order: first, offers to sell notes which do not specify an offer price or which specify a price of $600 per $1,000 principal amount and continuing with offers to sell notes in order of increasing offer price until the Company has accepted $30 million aggregate principal amount of Notes (excluding accrued interest). The Company will pay to all holders whose offers are accepted the highest price offered for notes that are accepted for purchase by the Company (the "Clearing Price"), even if that price is higher than the price offered by such holder. If the aggregate principal amount of notes offered at the Clearing Price exceeds $30 million, acceptances of offers at the Clearing Price will be allocated among holders on a pro rata basis according to the principal amount so offered. Notes tendered above the Clearing Price will not be accepted.

     The Company intends to finance the purchase of notes through a sale and leaseback transaction involving a total of approximately 38 of its restaurant properties. The Company's obligation to purchase notes pursuant to the Invitation is subject to, among other things, the availability of sufficient funds to consummate the purchase of notes offered for sale and the obtaining of a new senior credit facility on terms acceptable to the Company. The Company has not obtained any firm commitments related to the sale and leaseback transaction or new credit facility, and there can be no assurance that any such commitments will be obtained in the future.

     The terms and conditions of the tender offer are set forth in the Company's Invitation dated November 16, 2001. This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of an offer to sell any notes. The offer may only be made pursuant to the terms of the Invitation and related Letter of Transmittal.

     Banc of America Securities LLC is the exclusive dealer manager, SunTrust Bank is the depositary, and D.F. King & Co., Inc. is the information agent in connection with the tender offer. Copies of the Invitation and related offer documents may be obtained from the information agent at 212-269-5550 or 800-488-8095 (toll free). Additional information concerning the terms of the tender offer may be obtained by contacting Banc of America Securities LLC at 888-292-0070 (toll free) or 704-388-4813 (collect).

About the Company

     The Company develops, operates and franchises full-size Krystal and smaller "double drive-thru" Krystal Kwik quick-service restaurants. The Company has been in the quick service restaurant business since 1932, and believes it is among the first fast food restaurant chains in the country. The Company began to franchise Krystal Kwik restaurants in 1990 and Krystal restaurants in 1991. In 1995, the Company began to develop and franchise Krystal restaurants located in non-traditional locations such as convenience stores. As of September 30, 2001, the Company operated 247 units in eight states in the southeastern United States. Franchisees operated 155 units as of September 30, 2001.

Statement Concerning Forward-Looking Information

     Certain written and oral statements made by or on behalf of the Company may constitute "forward-looking" statements as defined under the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA contains a safe harbor in making such disclosures. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, unanticipated economic changes, interest rate movements, changes in governmental policies, the impact of competition, changes in consumer tastes, increases in costs for food and/or labor, the availability and adequate supply of hourly-paid employees, the ability of the Company to attract and retain suitable franchisees, the Company's ability to obtain funding sufficient to meet operation requirements and capital expenditures (including the consummation of the sale-lease back transaction and the availability of a new senior credit facility), the impact of governmental regulations and other risks and uncertainties described in the Company's Securities and Exchange Commission filings. The Company cautions that such factors are not exclusive. Caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date of the making of such statements and are based on certain expectations and estimates of the Company which are subject to risks and changes in circumstances that are not within the Company's control. The Company does not undertake to update forward-looking statements.